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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report in this registration statement (Form S-8) of The Monarch Machine Tool Company 1984 Restricted Stock Bonus Plan, as amended, and to the incorporation by reference in this registration statement our report dated May 20, 1999, pertaining to the consolidated financial statements of Precision Industrial Corporation, incorporated by reference in The Monarch Machine Tool Company's Form 8-K filed on July 15, 1999.



                                                        /s/ Arthur Andersen LLP
                                                        -----------------------
                                                            Arthur Andersen LLP

Pittsburgh, Pennsylvania
August 24, 1999